                               Pricing Supplement

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                          UNITED PARCEL SERVICE, INC.

                                   UPS NOTES

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Pricing Supplement No. 8                                    Trade Date: 03/04/02
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 03/07/02
Supplement dated December 20, 2001)


The date of this Pricing Supplement is March 7, 2002

   CUSIP
    or
Common Code         Principal Amount     Interest Rate    Maturity Date     Price to Public
-----------         ----------------     -------------    -------------     ---------------
 91131UDE1          $8,066,000.00           6.00%          03/15/17             100%

Interest Payment
   Frequency                             Subject to        Dates and terms of redemption
  (begin date)      Survivor's Option    Redemption       (including the redemption price)
----------------    -----------------    ----------       --------------------------------
    09/15/02               Yes              Yes                  100%     03/15/03
 semi-annually                                                   semi-annually thereafter

                    Discounts and
Proceeds to UPS     Commissions          Reallowance            Dealer          Other Terms
---------------     -------------        -----------      ------------------    -----------
 $7,953,076.00       $112,924.00            $3.50         ABN AMRO Financial
                                                            Services, Inc